EXHIBIT INDEX
                             -------------

Exhibit No.                      Title                Page
-----------                      -----                ----

  3.     Restated Certificate of Incorporation, as
          amended by vote of stockholders on
          October 26, 1998                            E-2 to E-5

  27.    Financial Data Schedule.                     E-6
















































                                  E-1

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